UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2023

Basanite, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

2041 NW 15th Avenue, Pompano Beach, Florida 33069

(Address of principal executive offices) (Zip Code)

954-532-4653

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2023, Mr. Michael V. Barbera stepped down from the role of Acting Interim Chief Executive Officer of the Company to retire for personal reasons while remaining on the Board of Directors.

On April 6, 2023, the Board of Directors, through a vote of Unanimous Written Consent engaged Mr. Tom Richmond, 64, to serve as the Interim Chief Executive Officer through August 31, 2023. Mr. Richmond has over 35 years of senior executive experience in general management in B2B and B2C companies.  Mr. Richmond has P&L experience at numerous manufacturing companies that have ranged in size from single plant businesses generating $20 million in annual sales to multi-plant companies with global operations generating over $500 million in annual sales.

Mr. Richmond served as President of The Little Tikes Company and EVP of MGA Entertainment from September of 2008 until May of 2014. From September of 2014 until January of 2017 Mr. Richmond served as Executive Chairman of Dutchland Plastics. From May of 2014 until present he is an investor and operating partner in CPI Products as well as a consultant and Board Advisor to Semco Plastics which was sold to Tank Holdings in May of 2022.

Mr. Richmond is the former EVP of MGA Entertainment and President of The Little Tikes Company, a $500 million multi-national retailer, manufacturer and marketer of high-quality, innovative children’s products.  At The Little Tikes Company, Mr. Richmond is credited with resurrecting The Little Tikes Company from a distressed asset previously owned by Rubbermaid into a profitable $500 million global branded products company with a formidable e-commerce business.

Mr. Richmond is a graduate of Columbia University (Master of Science), New Jersey Institute of Technology (Mechanical Engineering), and New York University (Executive MBA courses).  Additionally, he attended the US Army War College Staff and strategic planning session, General Electric Management Development Institute, Advanced statistics, Enterprise resource planning, and Various other Professional enhancement programs.

On April 6, 2023, Mr. Richmond and the Company entered into an agreement to pay Mr. Richmond $12,500 per month commencing for work performed prior to his engagement on March 15, 2023. He also received 1,000,000 shares of restricted common stock. His engagement agreement also provided for the Company to issue him warrants to purchase 5,000,000 shares of common stock, exercisable at $.045 per share, which warrants shall be issued at such date as the Company has successfully received $5 million in gross financing so long as such financing is received while Mr. Richmond is performing services to the Company.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

10.1	Letter Agreement between Basanite and Thomas Richmond (Filed herewith)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2023	BASANITE, INC.

	By:	/s/ Jackie Placeres
Name: Jackie Placeres
Title: Acting Interim Chief Financial Officer